Exhibit 99.1 (Launch Press Release)

Milestone Scientific Inc. Announces Proposed Public Offering of Common Stock

ROSELAND, N.J., Dec. 8, 2023 (GLOBE NEWSWIRE) -- Milestone Scientific Inc. (NYSE:MLSS), a leading developer of computerized drug delivery instruments that provide painless and precise injections, today announced that it has commenced an underwritten public offering of shares of its common stock (the “Offering”). The Company also expects to grant to the underwriters a 45-day option to purchase up to an additional 15% of the shares of common stock offered in the Offering on the same terms and conditions. All of the shares of common stock are being offered by the Company. The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the Offering.

Maxim Group LLC is acting as the sole book-runner for the Offering.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-275088) previously filed with the U.S. Securities and Exchange Commission (“SEC”), which was declared effective on October 30, 2023. The shares may be offered only by means of the written prospectus supplement and the accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the anticipated Offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the Offering may also be obtained by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus, together with the information incorporated therein, for more complete information about Milestone Scientific and the proposed Offering. The final terms of the Offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Milestone Scientific Inc.

Milestone Scientific Inc. (MLSS), a biomedical technology company that patents, designs, develops and commercializes innovative diagnostic and therapeutic injection technologies and devices for medical and dental use. Since inception, Milestone Scientific has engaged in pioneering proprietary, innovative, computer-controlled injection technologies, and solutions for the medical and dental markets.

Milestone Scientific has developed a proprietary, revolutionary, computer-controlled anesthetic delivery device, our DPS Dynamic Pressure Sensing Technology® System, to meet the needs of various subcutaneous drug delivery injections and fluid aspiration – enabling healthcare practitioners to achieve multiple unique benefits that cannot currently be accomplished with the 160-year-old manual syringe. Our proprietary DPS Dynamic Pressure Sensing technology is our technology platform that advances the development of next-generation devices. It regulates flow rate and monitoring pressure from the tip of the needle, through platform extensions for local anesthesia for subcutaneous drug delivery, used in various dental and medical injections. It has specific medical applications for epidural space identification in regional anesthesia procedures.

Forward Looking Statements:

This press release contains forward-looking statements regarding the proposed Offering, including our expectations with respect to the over-allotment option, and the completion and timing of the proposed Offering. These statements involve a number of risks and uncertainties and are based on assumptions, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements include, but are not limited to, Milestone’s ability to complete the proposed Offering and satisfy the closing conditions related thereto, delays in obtaining required stock exchange or other regulatory approvals, stock price volatility and risks and uncertainties related to market and general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone's periodic filings with the Securities and Exchange Commission, including without limitation, Milestone's Annual Report for the year ended December 31, 2022. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
Crescendo Communications, LLC
Email: mlss@crescendo-ir.com
Tel: 212-671-1020